As filed with the SEC on October 22, 1999    SEC Registration No. 333-87111

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 Amendment No. 1
                                       to
                                    FORM SB-2

                  REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                               HOJO HOLDINGS, INC.
                     (Exact name of registrant as specified in charter)

        Delaware                         7373                   11-3504866
 (State or other jurisdiction) (Primary Standard Industrial (IRS Employer
                                     Code)                  Identification
                                                                    Number)

                               21 Blackheath Road
                           Lido Beach, New York 11561
                                  (516)-670-0564
  (Address and telephone number of registrant's principal executive offices and principal place of business)

                                  Joel Arberman
                          444 Bedford Street, Suite 8s
                           Stamford, Connecticut 06901
                                  (203) 602-9994
              (Name, address, and telephone number of agent for service)

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [ x ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [__]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
[--]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [__]

                         CALCULATION OF REGISTRATION FEE

Title of class of     Proposed maximum           Amount of
Securities to be      aggregate offering   Registration Fee
registered            price  (1)

Common Stock,
Par value $0.001
per share                   $625,000      $173.75
---------                   --------      -------

(1) Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457 (o) under the Securities Act.

                  SUBJECT TO COMPLETION, DATED October 22, 1999

                               Hojo Holdings, Inc.

                  Maximum of 12,500,000 shares of common stock
                   The purchase price for our shares is $0.05
                    Total proceeds if maximum sold: $625,000

We are offering a maximum of 12,500,000 shares of our common stock. All of the shares may be sold for cash at $0.05 per share, but as many as 6,250,000 shares, also valued at $0.05 per share, may be issued for services at the fair market value of the services rendered. The offering will remain open until November 1, 2000, unless we decide to cease selling efforts prior to this date.

This is the Hojo's initial public offering so there is no public market for our shares. However, we hope to have prices for our shares quoted on the bulletin board maintained by the National Association of Securities Dealers after we complete our offering.

This is a risky investment. We have described these risks under the caption "Risk factors" beginning on page *.

                        Per share             Underwriting discounts  Total
                                             and commissions         to Hojo (1)

Per share                  $0.05               None              $0.05
Total maximum         625,000                  None              $625,000

The proceeds to be received by Hojo are amounts before deducting expenses of the offering, estimated to be $30,000.

We will offer the shares ourselves and do not plan to use underwriters or pay any commissions. We will be selling our shares using our best efforts and no one has agreed to buy any of our shares. There is no minimum amount of shares we must sell so no money raised from the sale of our stock will go into escrow, trust or another similar arrangement.

Neither the Securities and Exchange Commission nor any state securities commission have approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The information in this prospectus is not complete and may be changed. We may not sell our shares until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell our shares and it is not soliciting an offer to buy our shares in any state where the offer or sale is not permitted.


              The date of this prospectus is October *___, 1999





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



                                TABLE OF CONTENTS

SUMMARY......................................................................5


RISK FACTORS.................................................................6


Use of Proceeds.............................................................11


Determination of Offering Price.............................................12


Dilution....................................................................13


SELLING SECURITY HOLDERS....................................................14


PLAN OF DISTRIBUTION........................................................16


Special Note Regarding Forward-Looking Statements...........................17


LEGAL PROCEEDINGS...........................................................17


LEGAL MATTERS...............................................................17


DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS................17


SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT..............19


DESCRIPTION OF SECURITIES...................................................19


SHARES ELIGIBLE FOR FUTURE SALE.............................................20


RELATED PARTY TRANSACTIONS..................................................22


Business....................................................................22


MANAGEMENT DISCUSSION AND ANALYSIS OR PLAN OF OPERATION.....................30


YEAR 2000 READINESS DISCLOSURE..............................................31


FINANCIAL STATEMENTS........................................................f1


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



                                     SUMMARY

      Hojo was incorporated in January 1999 and commenced operations in October 1999. We intend to become an Internet professional services firm specializing in high-end web site development. We intend to obtain clients through commissioned sales and marketing persons and to service our clients through a network of independent web site developers and computer programmers that we are building. Our principal executive offices are located 21 Blackheath Road, Lido Beach, New York 11561. Our telephone number at that location is (516) 670-0564.

Common stock  offered  for sale.    Up to a maximum of 12,500,000 shares

Price to the public.          $0.05  per  share  in  cash.  However,  as many
                              as 6,250,000 shares, also valued at $0.05 per share, may be issued for services at the fair market value of the services rendered.

Number of shares outstanding
before the offering.          2,500,000 shares

Number of shares to be
outstanding after the
offering.                     maximum of 15,000,000 shares

Terms                         of the  offering.  This is a no minimum  offering.
                              Accordingly, as shares are sold, we will use the money raised for our activities. The offering will remain open until November 1, 2000, unless we decide to cease selling efforts prior to this date.

Use of proceeds.              We intend to use the net proceeds of this offering
                              primarily for:
                              ->  development  of our web  site,
                              ->  recruiting independent  contractors,
                              -> sales and  marketing efforts, and
                              -> general corporate purposes.

Plan of distribution. This is a best efforts offering, with no commitment by anyone to purchase any shares. Our shares will be offered and sold by our principal executive officer.


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



                                  RISK FACTORS

You should carefully consider the risks described below before making an investment decision in our company.

Unless we are able to sell all of the shares offered, we may not be able to continue as a going concern.

    We were incorporated in January, 1999, and are, therefore, a development stage company with a limited operating history. We need to receive substantially all of the maximum proceeds of this offering to proceed with our business plan and will require substantial additional capital, for which no agreements or arrangements are currently in place, to implement our business plan. Accordingly, our ability to continue as a going concern is dependent upon us receiving the maximum proceeds of this offering and/or securing conventional financing.

Hojo is in the development stage and has generated no revenues to date.

     Hojo is currently in the development stage. We have not generated any revenues. We have experienced losses and an accumulated deficit of $2,764 through August 31, 1999. Hojo had only $20 in cash as of August 31, 1999. You should consider Hojo and our prospects in light of the risks, difficulties and uncertainties frequently encountered by companies in an early stage of development. You should not invest in this offering unless you can afford to lose your entire investment.

We anticipate future losses and might not become profitable.

    We anticipate that we will incur losses for the foreseeable future. Our operating expenses are expected to increase significantly in connection with our proposed activities. We will incur expenses in developing our web site, building a network of independent web site developers, computer programmers and sales agents and to establish our brand name. We cannot be certain that we can achieve sufficient revenues in relation to our anticipated expenses to become profitable. If we do become profitable, we cannot be certain that we can maintain or increase our profitability.

If we do not attract enough clients, our web site development revenue will be insufficient and we may have to cease operations.

    We expect to derive our revenues from developing web sites. If we cannot attract a large client base, we will not be able to generate sufficient web site development revenue. Demand and market acceptance for Internet web site development is uncertain. We cannot be certain that the market will continue to emerge or become sustainable. If the market fails to develop or develops more slowly than we expect, then our ability to generate revenue may be materially adversely affected and we may have to cease operations. Our success will depend in great part on our ability to successfully implement our marketing and sales program and create sufficient levels of demand for our services.

Our success depends on the services of Ms. Blechner.

     Ms. Blechner originated the plan for Hojo, and we continue to be dependent on her efforts to oversee the development of the web site and to secure independent web site developers, computer programmers, sales and marketing agents and clients. If we lose her services we may have to cease operations. We do not have insurance covering the life of Ms. Blechner.

Our dependence on third parties could hamper our growth prospects.

    Our operating results will depend to a large extent on attracting and retaining independent web site developers, computer programmers and sales and marketing agents. We have very limited capabilities and experience in these areas. In the future, we could be dependent for a substantial portion of our sales and technical development on one or a very small number of independent agents. In that event, the loss of one or more significant independent agents could have a material adverse effect on our business and financial condition. To date, we have no agreements with any web site developers, computer programmers or sales and marketing agents.

We could lose money on projects where we set a fixed price.

  We intend to bill our clients for projects based on the time we spend and material we use. However, we also intend to offer services at negotiated fixed prices. If we fail to estimate accurately the resources and time required for a project or to complete projects within budget, we would have cost overruns and, in some cases, penalties, which could hurt our business.

The market in which we operate is highly competitive and has low barriers to entry.

    The market for Internet web site development services is new, intensely competitive, rapidly evolving and subject to rapid technological change. A few of our competitors are listed on page *. Some of these competitors offer a full range of Internet professional services and several others have announced their intention to do so.

     There are low barriers to enter Hojo's business. We expect to face additional competition from new entrants into the market. Furthermore, many of our current and potential competitors have longer operating histories, longer relationships with clients and significantly greater financial, technical, marketing and public relations resources than we do.

Potential clients may not widely adopt Internet solutions, and, if they do, may not outsource such projects.

    The market for Hojo's services will depend upon the adoption of Internet solutions by customers. If customers and potential customers choose not to implement Internet solutions, Hojo will address a smaller market and its revenues could be hurt. Some critical unresolved issues concerning the use of Internet solutions are security, reliability, cost, ease of deployment and administration and bandwidth of the Internet itself. These issues may affect the use of technologies to solve business problems. Some entities would have to change significantly the way they do business to adapt to the Internet. Even if these issues are resolved, businesses might not elect to outsource the design, development and maintenance of their web sites to Internet professional services firms such as ours.

Future non-public sales of our securities may be on terms more favorable than the terms of this offering.

    In order to raise additional working capital, we could make a limited number of offers and sales of our common stock or other securities to investors in transactions exempt from registration under the securities laws. These purchasers may acquire our securities on terms more favorable than offered to you. The price may not relate to any accepted measure of value. We may make sales of our securities at a lower price than this offering.

Since this is a direct participation offering and there is no underwriter, there may be less due diligence performed.

    This offering is a direct participation offering. No underwriter has been retained by Hojo to sell these securities. One of the functions of an underwriter, along with such underwriter's counsel, is the performance of due diligence in addition to that performed by our counsel. Without an underwriter, we do not have the benefit of an additional due diligence review

This is a "best efforts" offering.

    This offering is being conducted on a "best efforts" basis, meaning there is no guarantee as to how much money we will be able to raise through the sale of our stock. If we fail to sell all the stock we are trying to sell, our ability to expand and complete our business plan will be materially effected, and investors may lose all or substantially all of their investment.

Our management will have broad discretion in allocating a substantial portion of the proceeds of this offering.

      $515,000 or 86.60%, of the net proceeds of this offering has been allocated for our working capital needs. Our management will have broad discretion as to the application of these proceeds.

                                 Use of Proceeds

    Assuming we are able to sell all of the shares we are offering, we expect to net approximately $595,000, after deducting the estimated expenses of the offering of approximately $30,000.

    The following table explains our anticipated use of the net proceeds of this offering, based upon various levels of sales achieved. The entries in this table are presented in the order or priority to us. Specifically, the first entry is for the relatively fixed costs associated with conducting this offering and so are not likely to change. The next entry is for our web site development, with the remaining entries presented in their order of importance to us and our success.

     In general, the more shares we are able so sell, the more we will be able to quickly retain sales agents, engage additional web site developers and computer programmers and generally grow our company. The numbers above do not include any deductions for selling commissions since we will be selling the shares through the efforts of our officer who will not receive any commissions.

     There is no minimum amount that must be sold in this offering and there is no minimum or maximum amount that must be purchased by each investor. We may not be able to raise the additional funds we need to operate our business. If we receive no or nominal proceeds we will not remain as a viable going concern and investors may lose their entire investment.

Application of                        1,000,000       12,500,000
Net Proceeds                          shares sold           shares sold

Offering Costs                         $  30,000             $  30,000
Corporate web site                        10,000                20,000
Sales and marketing                       10,000                60,000
Working capital                               0                515,000
                                         ------------          -------

  Total                                  $50,000              $625,000

    We will invest proceeds not immediately required for the purposes described above principally in United States government securities, short-term certificates of deposit, money market funds or other short-term interest bearing investments.

      In the event we receive the maximum proceeds of $625,000, owe believe that these net proceeds, together with anticipated funds from operations, will provide us with sufficient funds to meet our cash requirements for at least twelve months following the date these maximum proceeds are raised. As set forth in the above table, if we receive net proceeds in amounts less than the maximum proceeds, this twelve-month time frame will probably be diminished and our business plans will have to be decreased. None of the offering proceeds we receive will be used to make loans to officers, directors and/or affiliates.

      Our president has never been paid any salary from Hojo. Although she has not been paid, our president has agreed to continue to work for us until the minimum amount offered is sold or until the offering is abandoned. Our president will be entitled to begin to receive an annual salary of $24,000 only when we have issued $200,000 worth of our shares. We believe that this level of funding will allow us to generate revenues that will allow our officers' salary to be paid out of our operating profits. Our officer understands that if these amounts of gross proceeds or net operating profits are never generated, she has little chance of ever being paid for her services to our company.

    In September, 1999, we secured a $12,500 credit line from Joel Arberman, a close friend of our president, to pay our expenses while this offering is completed. The agreement by which we borrowed these funds and may borrow in the future provide that at our sole discretion, we have the right to convert the amounts due to him into our common stock on the basis of one share of common stock for each $0.05 of debt converted. In the alternative, we may take part of the proceeds of the offering to pay these debts.

    Our description represents our best estimate of the allocation of the net proceeds of this offering based upon the current status of our business. We based this estimate on assumptions, including expected size of our client base, growth of our network of independent agents and revenues. We assumed that our proposed services could be introduced without unanticipated delays or costs. If any of these factors change, we may find it necessary to reallocate a portion of the proceeds within the above-described categories or use portions of the proceeds for other purposes. Our estimates may prove to be inaccurate or new activities may be undertaken which will require considerable additional expenditures or unforeseen expenses may occur.

      If our plans change or our assumptions prove to be inaccurate, we may need to seek additional financing sooner than currently anticipated or curtail our operations. We may need to raise additional funds in the future in order to fund more aggressive brand promotions and more rapid expansion, to develop newer or enhanced products or services, to fund acquisitions, to respond to competitive pressures, or to acquire complementary businesses, technologies or services. The proceeds of this offering may not be sufficient to fund our proposed expansion and additional financing may not become available if needed.

                         Determination of offering price

    There is no established public market for the shares of common stock being registered. As a result, the offering price and other terms and conditions relative to our shares have been arbitrarily determined by us and do not necessarily bear any relationship to assets, earnings, book value or any other objective criteria of value. In addition, no investment banker, appraiser or other independent, third party has been consulted concerning the offering price for the shares or the fairness of the price used for the shares.

                                    Dilution

   Purchasers of the shares will experience immediate and substantial dilution in the value of their shares after purchase. The difference between the initial public offering price per share and the net tangible book value per share of common stock after this offering constitutes the dilution to investors in this offering. Net tangible book value per share is determined by dividing total tangible assets less total liabilities by the number of outstanding shares of common stock.

   At August 31, 1999, we had a net tangible book value of $20 or $0.00 per share. After giving effect to the sale of the maximum of 12,500,000 shares and the receipt of $625,000, less offering expenses estimated at $30,000, our adjusted net tangible book value at August 31, 1999 would have been $595,000 or $.04 per share. This represents an immediate increase in net tangible book value of $.04 per common share if we are able to complete the maximum offering to the existing shareholders. Completing the maximum offering would result in an immediate dilution of $.01 per common share to persons purchasing shares in this offering.

The following table explains our anticipated use of the net proceeds of this offering, based upon various levels of sales achieved:



                               August 31, 1999   1,000,000 shares sold    12,500,000 shares sold

Public offering price per share    n/a                  $0.05                         $0.05

Net tangible book value             $0                   n/a                            n/a
per share of common stock
before the offering

Pro forma net tangible             n/a                  $0.01                         $0.04
book value per share
of common stock after the offering

Increase to net tangible           n/a                  $0.01                         $0.04
book value per share
attributable to purchase of
common stock by new investors

Dilution to new investor           n/a                  $0.04                         $0.01


                              PLAN OF DISTRIBUTION

General.

     We are offering up to a maximum of 12,500,00 Shares at a price of $0.05 per share to be sold by our executive officers and directors. If we sell the shares through our executive officers and directors, no compensation will be paid with respect to such sales. Since this offering is conducted on a "best efforts" basis, there is no assurance that any of the shares will be sold.

    The offering will remain open until November 1, 2000, unless the maximum proceeds are received earlier or we decide to stop selling our shares. Our officer and existing stockholders may purchase shares in this offering.

No escrow of proceeds.

      There will be no escrow of any of the proceeds of this offering. Accordingly, we will have use of all funds raised as soon as we accept a subscription and funds have cleared. These funds shall be non-refundable to subscribers except as may be required by applicable law.

Shares issued for services

      As many as 6,250,000 shares may be issued for services. Any shares that are issued for services will be valued at $0.05 per share, which is the amount we could have received if we sold the shares instead of issuing it for services.

      We do not currently have any agreements with others to issue shares for services. However, we do anticipate that in the future, we may issue shares for web site development, computer programming, sales and marketing, Internet access and other services. When we issue shares for services, the value of the services must be a fair market value. The fair market value of the service provided will be determined by our president and will be based upon a reasonable evaluation of market rates and values for specific services.

                     Special Note Regarding Forward-Looking Statements

      This prospectus contains forward-looking statements that reflect our views about future events and financial performance. Our actual results, performance or achievements could differ materially from those expressed or implied in these forward-looking statements for various reasons, including those in the "risk factors" section on page *. Therefore, you should not place undue reliance upon these forward-looking statements.

    Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, or achievements.

                                LEGAL PROCEEDINGS

We are not a party to or aware of any threatened litigation of a material nature.

                                  LEGAL MATTERS

The validity of the shares offered under this prospectus is being passed upon for us by Hoge, Evans, Holmes, Carter & Ledbetter PLLC, Dallas TX.


           DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The following table and subsequent discussion contains information concerning our directors and executive officer, who will serve in the same capacity with us upon completion of the offering. Our executive officer was elected to her position in 1999.

Name                    Age     Title

Holli Blechner          24    president and director

There are no other persons nominated or chosen to become directors or executive officers nor do we have any employees other than above.

Holli C. Blechner. Ms. Blechner has served as the president, secretary, treasurer and a director of Hojo since January 1999. Since January 1999 Ms. Blechner also serves as the president, secretary, treasurer and a director of three other companies; HB Holdings, Inc., JAHB Holdings Inc. and HBJA Holdings Inc. From October 1998 until present, she has worked as an independent occupational therapist contractor for various contracting agencies. From October 1997 until October 1998, Ms. Blechner served as an occupational therapist at United Presbyterian Residence Care Corp, a skilled nursing facility. From September 1995 to October 1997, she earned a M.A degree in Occupational Therapy from Touro College. Ms. Blechner is a registered and licensed Occupational Therapist, is NBCOT Certified and holds a license in New York and Connecticut.

   Our directors all hold office until the next annual meeting of shareholders and the election and qualification of their successors. Directors receive no compensation for serving on the board of directors other than reimbursement of reasonable expenses incurred in attending meetings. Officers are appointed by the board of directors and serve at the discretion of the board.

Executive Compensation

The following table sets forth all compensation awarded to, earned by, or paid for services rendered to us in all capacities during the period ended August 31, 1999, by our executive officers whose salary and bonus for the period exceeded $100,000.

                           Summary Compensation Table
                          Long-Term Compensation Awards

Name and Principal      Compensation - 1999
Position                      Salary   ($) Bonus   ($)Number of shares
                            ---------- ---------   Underlying Options (#)

Holli Blechner, president     None        None      None

Ms. Blechner is currently employed by Hojo Holdings, Inc. at an annual salary of $24,000 per annum according to a two year written employment agreement signed on August 31, 1999. Ms. Blechner is not accruing or entitled to any compensation and will not be paid until Hojo raises at least $200,000 from this offering. Her employment agreement provides for reimbursement of business related expenses, four weeks of vacation per calendar year, medical and disability benefits, additional benefits as offered by Hojo and bonus entitlement. Until there is an independent board member, Ms. Blechner has verbally agreed not to receive any benefits or bonus from Hojo. The employment contract also contains standard non-compete, termination, confidentiality and other clauses.

We do not presently have a stock option plan but intend to develop an incentive-based stock option plan for our officers and directors in the future and may reserve up to ten percent of our outstanding shares of common stock for that purpose.

Conflict of Interest - Management's Fiduciary Duties.

      A conflict of interest may arise between management's personal financial benefit and management's fiduciary duty to you. Management's interest in their own financial benefit may at some point compromise their fiduciary duty to you.

      No proceeds from this offering will be used to purchase directly or indirectly any shares of the common stock owned by management or any present shareholder, director or promoter. No proceeds from this offering will be loaned to any current management or director. We also will not purchase the assets of any company, which is beneficially owned by any of our officers, director, promoter or affiliate.

    Our directors and officers are or may become, in their individual capacities, officers, directors, controlling shareholders and/or partners of other entities engaged in a variety of businesses. Holli Blechner is already engaged in business activities outside of ours, and the amount of time she will devote to our business will only be about ten to twenty hours per month. However, once a minimum of $200,000 of capital is raised, Ms. Blechner intends to devote approximately 40 hours per week to Hojo.

     Ms. Blechner is an independent occupational therapist and is also involved in three businesses that do not have any current business operations. She does not devote any time to those entities. If Hojo raises at least $200,000 of funding, Ms. Blechner will devote at least 40 working hours per week to Hojo and the rest of her time as she deems appropriate. There exists potential conflicts of interest including allocation of time between Hojo and her other business activities.

               SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The following table sets forth certain information with respect to the beneficial ownership of our common stock before and after giving effect to the sale of the maximum number of shares of common stock offered. All shareholders have sole voting and investment power over the shares beneficially owned. Included within this table is information concerning each stockholder who owns more than 5% of any class of our securities, including those shares subject to outstanding options. Although our officers or directors may purchase shares in this offering, the following amounts assume that our officers or directors do not purchase any additional shares.


Beneficial Ownership                            Shares owned      Percentage  of
Class of common stock                          Before offering    After offering

Holli Blechner                                900,000   36.00%          6.00%
21 Blackheath Road
Lido Beach, New York 11561

Alfred Arberman (1)                           200,000    8.00           1.30
18555 NE 14th Ave
Suite 611F
North Miami Beach, Fl 33179

Rachelle Arberman (1)                         200,000    8.00           1.30
18555 NE 14th Ave
Suite 611F
North Miami Beach, Fl 33179

Anil Goel                                     200,000    8.00           1.30
75-114 Broadway Ave.
Toronto, Ontario M4P1V1, Canada

Brad Jones                                    200,000    8.00           1.30
80 Kilworth Park Drive
RR#3 Komoka, Ontario, N0L10, Canada

Roger Mclelland (2)                           150,000    6.00          1.00
P.O. Box 235
Ajax Ontario, L1S3C3 Canada

Shanti Mclelland (2)                          150,000    6.00          1.00
26 Parker Crescent
Ajax, Ontario L1S3R5 Canada

Brad Rotter                                   150,000    6.00          1.00
1700 Montgomery Street
Suite 250
San Francisco, California 94111

(1) Alfred Arberman and Rachelle Arberman disclaim all beneficial ownership of each others common shares.
(2) Roger Mclelland and Shanti Mclelland are brothers.

                            DESCRIPTION OF SECURITIES

Current Capital Structure.

    As of the date of this prospectus, we have 20,000,000 shares of common stock, par value $0.001, authorized, with 2,500,000 shares outstanding held of record by 50 stockholders. If the maximum number of shares offered in this prospectus are purchased there will be a total of 15,000,000 shares of common stock issued and outstanding.

Common Stock.

     The holders of common stock are entitled to one vote for each share held of record on all matters to be voted on by the shareholders. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50 per cent of the shares voted for the election of directors can elect all of the directors. The holders of common stock are entitled to receive dividends when, as and if declared by the board of directors out of funds legally available. In the event of liquidation, dissolution or winding up of our company, the holders of common stock are entitled to share ratably in all assets remaining available for distribution to them after payment of liabilities and after provision has been made for each class of stock, if any, having preference over the common stock. When issued for the consideration outlined in this prospectus, all of the outstanding shares of common stock will be fully paid and non-assessable.

Preferred Stock.

    Hojo Holdings is not presently authorized to issue shares of preferred stock. However, our board of directors is empowered, without shareholder approval, to issue additional series of preferred stock with such designations, rights and preferences as they may from time to time determine. Thus, preferred stock, if issued, could have dividend, liquidation, conversion, voting or other rights that could adversely affect the voting power or other rights of the common stock. Preferred stock, if issued, could be utilized, under certain circumstances, as a method of discouraging, delaying or preventing a change in control of our company.

     Options and Warrants. We do not presently have any options or warrants authorized. However, our board of directors may later determine to authorize options and warrants for Hojo Holdings.

    Dividend Policy. To date, we have not paid any dividends. The payment of dividends, if any, on the common stock in the future is within the sole discretion of the board of directors and will depend upon our earnings, capital requirements, financial condition, and other relevant factors. The board of directors does not intend to declare any dividends on the common stock in the foreseeable future, but instead intends to retain all earnings, if any, for use in our business operations.

    Transfer Agent and Registrar . We intend to use Florida Atlantic Stock Transfer, Inc., Tamarac, Florida as our transfer agent for the common stock.

                         SHARES ELIGIBLE FOR FUTURE SALE

      Upon completion of this offering, we will have 15,000,000 shares of common stock outstanding, if we sell all of the shares offered in this offering. Of these shares, the 12,500,000 shares sold in this offering will be freely tradeable without restriction under the Securities Act, by persons other than "affiliates" of Hojo. The remaining 2,500,000 shares will be "restricted securities" within the meaning of the Securities Act. Restricted securities cannot be publicly sold unless registered under the Securities Act or sold in accordance with an exemption from registration, such as that provided by Rule 144 under the Securities Act.

    In general, under Rule 144, restricted securities held by any person who is not an affiliate of the company and who has beneficially owned his or her shares for at least two years are freely tradeable. In addition, under Rule 144, a person who has beneficially owned restricted securities for at least one year, including persons who may be deemed "affiliates" of the company, as the term affiliate is defined in Rule 144, would be entitled to sell, within any three-month period, a number of common shares of which does not exceed the greater of 1% of our then outstanding common shares or the average weekly trading volume in the over-the-counter market during the four calendar weeks preceding the date on which notice of the sale is filed with the Securities and Exchange Commission under Rule 144.

    No sales are permitted, however, unless the current information about Hojo prescribed by Rule 144 is publicly available, sales are made through brokers or market makers in the manner prescribed by the rule, and all other requirements of the rule are met. The restricted shares outstanding have been held for varying periods of time, and certain of such shares have been held for the requisite periods and may be sold at any time subject to the volume limitations set forth above. If there are significant sales of our common shares by existing shareholders or sales of any of the shares underlying warrants when such shares have been registered pursuant to an effective registration statement, the price of our common shares may go down.

      There is presently no agreement by any holder, including our "affiliates", of "restricted" shares not to sell their shares.

      After this offering, our executive officer and director will own 900,000 shares of the common stock, which will represent 6.00% of the total shares outstanding. We cannot predict the effect, if any, that offer or sale of these shares would have on the market price. Nevertheless, sales of significant amounts of restricted securities in the public markets could adversely affect the fair market price of the shares, as well as impair our ability to raise capital through the issuance of additional equity shares.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

     Our certificate of incorporation contains provisions permitted under the General Corporation Law of Delaware relating to the liability of directors. The provisions eliminate a director's liability to stockholders for monetary damages for a breach of fiduciary duty, except in circumstances involving wrongful acts, including the breach of a director's duty of loyalty or acts or omissions which involve intentional misconduct or a knowing violation of law. Our certificate of incorporation also contains provisions obligating us to indemnify our directors and officers to the fullest extent permitted by the General Corporation Law of Delaware. We believe that these provisions will assist us in attracting and retaining qualified individuals to serve as directors.

Following the close of this offering, we will be subject to the State of Delaware's business combination statute. In general, the statute prohibits a publicly held Delaware corporation from engaging in a business combination with a person who is an interested stockholder for a period of three years after the date of the transaction in which that person became an interested stockholder, unless the business combination is approved in a prescribed manner. A business combination includes a merger, asset sale or other transaction resulting in a financial benefit to the interested stockholder. An interested stockholder is a person who, together with affiliates, owns, or, within three years prior to the proposed business combination, did own 15% or more of our voting stock. The statute could prohibit or delay mergers or other takeovers or change in control attempts and accordingly, may discourage attempts to acquire us.

   As permitted by Delaware law, we intend to eliminate the personal liability of our directors for monetary damages for breach or alleged breach of their fiduciary duties as directors, subject to exceptions. In addition, our bylaws provide that we are required to indemnify our officers and directors, employees and agents under circumstances, including those circumstances in which indemnification would otherwise be discretionary, and we would be required to advance expenses to our officers and directors as incurred in proceedings against them for which they may be indemnified. The bylaws provide that we, among other things, will indemnify officers and directors, employees and agents against liabilities that may arise by reason of their status or service as directors, officers, or employees, other than liabilities arising from willful misconduct, and to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified. At present, we are not aware of any pending or threatened litigation or proceeding involving a director, officer, employee or agent of ours in which indemnification would be required or permitted. We believe that our charter provisions and indemnification agreements are necessary to attract and retain qualified persons as directors and officers.

We have agreed to the fullest extent permitted by applicable law, to indemnify all our officers and directors.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of Hojo pursuant to the foregoing provisions, or otherwise, the Hojo has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

                           RELATED PARTY TRANSACTIONS

On January 6, 1999, Ms. Blechner, our president, purchased 900,000 shares for a total consideration of $900.

Ms. Blechner, our president, provides various equipment and a portion of her home for office space for no consideration. The value of this equipment and office space are considered to be insignificant.

Joel Arberman, a close friend of our president, has provided a line of credit in the amount of $12,500 to us. Advances under the verbal agreement, interest is accrued at a fixed rate of 6%, are unsecured, can be converted into common shares, at our sole discretion, at the rate of one share per $0.05 loaned and have no specific repayment terns.

All  future  transactions  between  Hojo  and  its  officers,  directors  or  5%
shareholders, and their respective affiliates, will be on terms no less favorable than could be obtained from unaffiliated third parties and will be approved by a majority of any independent, disinterested directors.

                                    BUSINESS

General

      Hojo was incorporated in January 1999 and commenced operations in October 1999. We intend to become an Internet professional services firm specializing in high-end web site development. We intend to obtain clients through commissioned sales and marketing persons and to service our clients through a network of independent web site developers and computer programmers that we are building.

Our Market

      Web sites provide companies with a new set of tools for improving basic business processes such as communications, data transmission, marketing, transaction processing and customer service. Web sites can present advertising and marketing materials in new and compelling fashions, display products and services in electronic catalogs, offer products and services for sale online, process transactions and fulfill orders, provide customers with rapid and accurate responses to their questions, and gather customer feedback efficiently.

      Businesses are rapidly adopting the use of web sites. Companies implementing web site solutions often must rely on fundamentally new business approaches because these solutions utilize new technologies and allow companies to implement a broad scope of business process improvements. Businesses seeking to realize the benefits provided by web site solutions face a formidable series of challenges presented by the need to link business strategy with new and rapidly changing technologies and continuously updated content.

      Before creating any web site, a company must first conduct a thorough needs assessment to review its strategic business requirements and compare them to the capabilities of its existing processes and systems. Next, the company must design the solution and develop an implementation plan. The implementation, establishment and maintenance of the solution will require significant technical expertise in a number of areas, such as electronic commerce systems, security and privacy technologies, application and database programming, mainframe and legacy integration technologies and advanced user interface and multimedia production.

         Similarly,  recent  trends are  changing the  marketing  communications requirements of businesses throughout the world. Businesses must be able to develop and execute marketing strategies rapidly, because shortening product life cycles reduce lead times for marketing campaigns. Internet-related services have emerged as an integral component of marketing and communications strategy. This new media and the increasing complexity of sophisticated digital delivery, storage and multimedia enhancement tools and technologies enable companies to improve the effectiveness of communications, but pose additional challenges to businesses striving to link business strategy with rapidly changing technologies.

  To perform the multitude of Internet professional services in-house, a company would have to make substantial commitments of time, money and technical personnel to keep current with rapidly evolving technologies, content presentation techniques and competitors' offerings. Professionals with the requisite strategic, technical and creative skills are often in short supply and many organizations are reluctant to expand their internal information systems or marketing departments for particular engagements at a time when they are attempting to minimize fixed costs to increase returns on investment. At the same time, external economic factors encourage organizations to focus on their core competencies and limit workforces in the information technology management and marketing areas.

      Accordingly, many businesses have chosen to outsource a significant portion of the design, development and maintenance of their web sites and the development and implementation of their marketing strategies to independent professionals. These independent professionals can leverage accumulated strategic, technical and creative talent and track developments in a field characterized by extremely short technology, process and content lifecycles.

      Companies seeking to establish Internet solutions may turn to their traditional marketing or technology service providers for assistance. However, most of these providers have neither a proven track record of successful Internet solution deployment nor the full portfolio of strategy, technology, marketing and creative skills required to serve client needs effectively. A number of small Internet professional services firms have emerged to address the significant and rapidly growing market for Internet solutions.

  We believe that the rapidly increasing demand for Internet solutions has created a significant market opportunity for our Internet professional services firm. In the currently fragmented and rapidly changing environment, an organization that could deliver the creative strengths of advertising and marketing firms, the strategic skills and technical capabilities of information technology consulting service providers, could capitalize on this opportunity to help companies build their businesses in innovative ways.

Strategy

    Our mission is to provide clients with the expertise and resources required to help build their businesses using Internet solutions. To capitalize on the opportunity presented by the rapid growth in demand for such services, we are building a professional services firm with independent representatives to develop client relationships and gain an in-depth understanding of client needs. We believe that our operational model will enable us to scale rapidly by leveraging external resources as our operations expand.

Services

   We anticipate that we will begin to offer our services during the first quarter of next year.

   We intend to offer a range of services to deliver Internet solutions designed to help clients build their businesses. In each consulting engagement, the client can contract for the specific services it requires, depending on the nature of the engagement and the capabilities of the client's organization. We intend to bill the majority of our engagements on a time and materials basis, although we also intend deliver solutions on a fixed-price basis.

By early next year, we intend to offer the following services:

- Strategy consulting. To conduct a thorough study of a client's strategic market position, business requirements and existing systems and capabilities to determine the ways in which Internet solutions can most improve their business processes. We would deliver our recommendations, which define the strategic basis for a specific Internet solution that takes into account the client's budget, timeline and available resources.

- Analysis and design. We would translate the client's strategic requirements into a system or process design architecture, a blueprint that defines the roles the system will perform to meet those requirements. By choosing us, our clients would receive vendor-neutral solutions prepared by Internet-focused consultants. We would research, test and evaluate virtually all major Internet technologies and tools to design system and process architectures that successfully meet client needs. Our objective is to design, build and deploy a solution that is logically planned, scales well over time, is sufficiently secure, and is easy to use, administer and manage.

- Technology development and implementation. We would build a testable version of the client's solution based on the blueprint produced in the analysis and design phase. We would design, code, integrate and test all necessary programs and components using a broad range of expertise, including object-based and relational database systems; electronic commerce systems; custom ActiveX, Java and C++ programming and host integration; implementation of third-party applications and security technologies; and integration of hardware, software and Internet access products. Our independent graphic designers would work to create a compelling user interface for the solution to enable it to attract and hold the attention of the client's target audience while conforming to the client's brand image and marketing campaigns. We would then test the solution created in the development phase and ready it to be deployed into a full production system.

- Audience development. We would work with clients to develop a strategy for achieving its online marketing objectives by increasing web site traffic, strengthening brand awareness and generating sales leads. We intend to provide online media planning and purchasing services and advice regarding online public relations.

- Maintenance. We would provide the client with ongoing support services for its Internet solutions, from content maintenance to site administration, for as long as the client wishes. Our technical consultants could assist clients on a case-by-case basis to resolve technical problems, provide assistance with the hosting environment, and deliver support for Internet solution software.

Web site developers and computer programmers

      We have started to identify suitable consultants to work with us but at this time we do not have any agreements with any web site developer or computer programmer. By the end of this year, we anticipate that we will have several individuals who will agree to assist us in fulfilling certain technical requirements by future clients. Our president will identify and try to retain initial consultants through networking and advertisements in technology related publications.

      We expect that our consultants will be paid on a time and materials basis. Prior to bidding on client contracts, we will estimate the time and materials required completing the project. However, in some cases, we may agree to a negotiated fixed project. If we fail to estimate accurately the resources and time required for a project or to complete projects within budget, we would have cost overruns and, in some cases, penalties, which could hurt our business.

Clients

      We do not have any clients at this time. We will not be able to secure any clients until we receive at least $50,000 of proceeds from this offering, build an initial network of web site developers and initiate a sales and marketing campaign.

     We intend to market our services primarily to small and medium-sized companies, which we define as those with over 10 but less than 500 employees. Such companies have several desirable characteristics as potential clients: a need for Internet solutions ranging from basic to complex and highly functional web sites, reasonable budgets devoted to information technology expenditures, and a relatively high willingness to adopt Internet-based strategies and solutions. We tailor our professional services to meet the specific needs of these clients.

  For Internet solutions, clients would typically begin by establishing a basic web site and then implement increasingly powerful business solutions. Our strategy is to provide clients with services at all stages of their adoption of Internet solutions. We will target clients whose Internet technology and marketing communications consulting needs will result in projects that will generate $25,000 to $250,000 in revenues. However, in the early stages of our business, we may need to accept smaller size contracts in order to build a portfolio of references.

   Our future consulting engagements may involve projects that are critical to the operations of our clients' businesses. If we do not perform to our clients' expectations, we face potential liability. Any failure or inability to meet a client's expectations in the performance of our services could injure Hojo's business reputation or result in a claim for substantial damages. Our projects may involve use of material that is confidential or proprietary client information. The successful assertion of one or more large claims against us for failing to protect confidential information or failing to complete a project properly and on time could hurt us.

Marketing

    We anticipate that we will begin to identify and market to clients during the first quarter of next year. We will not be able to begin marketing until we receive at least $50,000 of proceeds from this offering.

   We intend to sell our services through independent sales and marketing agents. These independent agents would typically target our sales efforts at senior executives within a buying organization. When a prospective client is interested in working with us, we will analyze which portions of its development we can support. Throughout this analysis, we work with the prospective client to negotiate terms of a service agreement. Clients are expected to enter into short-term agreements with us. Our goal through this process is to demonstrate our capability to provide savings, and to obtain a longer-term service agreement with the client.

  Our marketing efforts will be dedicated to demonstrating the benefits of Internet solutions, and the effectiveness of our organization in providing such solutions, to key decision makers in client organizations. We believe that a strong Hojo brand provides us with a competitive advantage over those Internet professional services firms whose brands may not be as well known or may not convey the same focused message of competence, security and results.

   Our marketing efforts will be focused on general communications and on obtaining referrals from our existing clients. We may participate in trade conferences and industry forums, and advertise in business publications. We intend to increase our advertising and marketing expenditures in an effort to become better known in our target markets. These expenditures will cover the addition of sales, marketing and business development agents, increased advertising, increased media relations, increased presence at trade conferences, and continuing improvements to our web site.

   Our marketing budget depends on a number of factors, including our results of operations and ability to raise additional capital. In the event that we are successful in raising additional capital or our results of operations exceed our expectations, our marketing budget for the next 12-month period will increase significantly.

Strategic Relationships

      We do not have any strategic relationships at this time. We intend to enter into strategic relationships with a limited number of leading Internet hardware, software and content companies. We believe that these relationships, which will typically be non-exclusive, enable us to deliver clients more effective solutions with greater efficiency because the strategic relationships provide us with the opportunity to gain early access to leading-edge technology, cooperatively market products and services with leading technology vendors, cross-sell additional services and gain enhanced access to vendor training and support. We also believe that these relationships are important because they leverage the strong brand and technology positions of these market leaders.

Operations

    Our operations are in Lido Beach, New York. We are currently borrowing all of our computer, telecommunications and Internet equipment from our president. Our systems include one IBM compatible computer containing web site development, marketing and accounting software.

      We currently do not have any redundant systems that would handle our system functions in the event of a system failure, nor do we have an off-site backup of our information. In the event of a catastrophic loss at our Lido Beach facility resulting in damage to, or destruction of, our computer, telecommunications and Internet systems, we would have a material interruption in our business operations.

Competition

    The market for Internet professional services is relatively new, intensely competitive, rapidly evolving and subject to rapid technological change. We expect competition to persist, intensify and increase in the future. Some of our larger competitors include other Internet professional service firms including; Zefer, Usweb, Razorfish and Rare Medium.

   There are relatively low barriers to entry into our business. For example, we have no significant proprietary technology that would preclude or inhibit competitors from entering the Internet professional services market. We expect to face additional competition from new entrants into the market in the future. Existing or future competitors could develop or offer services that provide significant performance, price, creative or other advantages over those offered by us.

  We believe that the principal competitive factors in our market are strategic expertise, technical knowledge and creative skills, brand recognition, reliability of the delivered solution, client service and price. Most of our current and potential competitors have longer operating histories, larger installed client bases, longer relationships with clients and significantly greater financial, technical, marketing and public relations resources than we have and could decide at any time to increase their resource commitments to our market. In addition, the market for Internet solutions is relatively new and subject to continuing definition, and, as a result, the core business of certain of our competitors may better position them to compete in this market as it matures. Competition of the type described above could materially adversely affect our business, results of operations and financial condition.

Acquisitions

    As of the date of this prospectus, we do not have any specific acquisition that is currently contemplated or probable. However, in the future, we intend to seek to expand our operations by acquiring companies in businesses that we believe will complement or enhance our business.

   We may not be able to ultimately effect any acquisition, successfully integrate any acquired business in our operations or otherwise successfully expand our operations. We have not established any minimum criteria for any acquisition and our management has complete discretion in determining the terms of any acquisition.

      After this registration statement becomes effective, we intend to issue common shares to pay for acquisitions of assets, technologies or securities of additional businesses in the future. We have not negotiated the terms of any future acquisitions yet, and there is no deadline for issuing the remaining shares. We might pay for future acquisitions using some combination of shares, cash and assumption of liabilities. When we negotiate acquisitions, we consider many factors regarding valuation and payment terms. We expect that the shares issued in any acquisition will be valued at $0.05.

Our acquisition strategy involves a number of risks and uncertainties, and we cannot be sure that we will be able to identify suitable acquisition candidates, acquire companies on acceptable terms or integrate their operations successfully with ours. As we issue stock to complete future acquisitions, our existing stockholders will experience ownership dilution.

Regulation of our business

    We do not currently face direct regulation by any governmental agency, other than laws and regulations generally applicable to businesses.

    Due to the increasing popularity and use of the Internet, it is possible that a number of laws and regulations may be adopted in the U.S. and abroad with particular applicability to the Internet. It is possible that governments will enact legislation that may be applicable to us in areas including content, network security, encryption and the use of key escrow, data and privacy protection, electronic authentication or "digital" signatures, illegal and harmful content, access charges and retransmission activities. Moreover, the applicability to the Internet of existing laws governing issues including property ownership, content, taxation, defamation and personal privacy is uncertain.

    The majority of laws that currently regulate the Internet were adopted before the widespread use and commercialization of the Internet and, as a result, do not contemplate or address the unique issues of the Internet and related technologies. Any export or import restrictions, new legislation or regulation or governmental enforcement of existing regulations may limit the growth of the Internet, increase our cost of doing business or increase our legal exposure. Any of these factors could have a material adverse effect on our business, financial condition and results of operations.

      Violations of local laws may be alleged or charged by state or foreign governments and we may unintentionally violate local laws and local laws may be modified, or new laws enacted, in the future. Any of these developments could have a material adverse effect on our business, results of operations and financial condition.

Employees

  As of the date of this prospectus, we employed one person that is engaged in executive management, sales and marketing and is located in our corporate facilities in Lido Beach, New York. Our employee is not represented by a labor union. We have experienced no work stoppages and our relationship with our employee is good.

  From time to time, we will employ additional independent contractors to support our development, technical, marketing, sales, support and administrative organizations. Competition for qualified personnel in the industry in which we compete is intense. We believe that our future success will depend in part on our continued ability to attract, hire or acquire and retain qualified employees.

Properties

    We have our corporate headquarters in Lido Beach, New York. Substantially all of our operating activities are conducted from 200 square feet of office space provided by our president at no charge. We believe that additional space will be required as our business expands and believe that we can obtain suitable space as needed. We do not own any real estate.

Legal Proceedings

   We are not currently involved in any legal or regulatory proceedings or, arbitration. However, our business involves substantial risks of liability, including possible exposure to liability under federal, state and international laws in connection with the gathering and use of information about our users, infringing the proprietary rights of others and possible liability for product defects, errors or malfunctions.

             MANAGEMENT DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

General

      Hojo was incorporated in January 1999 and commenced operations in October 1999. We intend to become an Internet professional services firm specializing in high-end web site development. We intend to obtain clients through commissioned sales and marketing persons and to service our clients through a network of independent web site developers and computer programmers that we are building.

Revenues

      We do not generate any revenues yet. We intend to generate revenue by offering a range of services to deliver Internet solutions designed to help clients build their businesses. In each consulting engagement, the client can contract for the specific services it requires, depending on the nature of the engagement and the capabilities of the client's organization. We intend to bill the majority of our engagements on a time and materials basis, although we also intend to deliver solutions on a fixed-price basis.

Cost of Revenues

    As we grow, our operating expenses will increase in connection with building and maintaining our network of independent web site developers and programmers, sales and marketing agents, web site development, and general and administrative needed to support our growth.

    Web site developer and programmer expenses consist primarily of compensation for independent consultants that provide us with technical services. We expect to significantly increase our web site developer and programmer expenses in absolute dollars as we secure new clients.

    Sales and marketing expenses consist primarily of compensation for sales and marketing agents, travel, public relations, sales and other promotional materials, trade shows, advertising and other sales and marketing programs. We expect to continue to increase our sales and marketing expenses in absolute dollars in future periods to promote our brand, to pursue our business development strategy and to increase the size of our sales force.

    General and administrative expenses consist primarily of compensation for personnel and fees for outside professional advisors. We expect that general and administrative expenses will continue to increase in absolute dollars in future periods as we continue to add staff and infrastructure to support our expected domestic and international business growth and bear the increased expense associated with being a public company.

    We anticipate that we will incur net losses for the foreseeable future. The extent of these losses will be contingent, in part, on the amount of net revenue generated from clients. There can be no assurance that our operating losses will not increase in the future or that we will ever achieve or sustain profitability.

Limited Operating History

      Our limited operating history makes predicting future operating results very difficult. We believe that you should not rely on our current operating results to predict our future performance. You must consider our prospects in light of the risks, expenses and difficulties encountered by companies in new and rapidly evolving markets. We may not be successful in addressing these risks and difficulties. Although we have experienced significant percentage growth in revenues in recent periods, we may not be able to sustain our prior growth rates. Our prior growth may not be indicative of future operating results.

Results of Operations

      For the period January 5, 1999 to August 31, 1999, we did not generate any operating revenues and incurred a cumulative net loss of $2,764. Our operating expenses consist of organizational costs including accounting, incorporation and state fees.

      The results of operations for the period January 5, 1999 to August 31, 1999 are not necessarily indicative of the results for any future interim period. We expect to expand our business and client base, which will require us to increase the number of technical, sales and marketing agents and to develop our web site and purchase equipment, which will result in increasing expenses.

Liquidity and Capital Resources

      Since inception, our financing has been provided to us through a credit line of $12,500 from Joel Arberman, a close friend of our president. Advances under the verbal agreement earn interest at a fixed rate of 6%, are unsecured, can be converted, at our sole discretion, into one common share for each $0.05 loaned and have no specific repayment terns. As of August 31, 1999, we borrowed $284 and have a remaining credit line of $12,216.

      Our operating and capital requirements have exceeded our cash flow from operations as we have been building our business. Organizational activities during the period January 5, 1999 to August 31, 1999 created a net use of cash of $2,764, which have been primarily funded by $284 in borrowings and $2,500 in proceeds from the sale of stock. At August 31, 1999 we had $20 in cash.

      We expect to make expenditures of at least $50,000 during the twelve months following the closing of this offering. These expenditures will be used to continue web site development, recruiting independent contractors, begin sales and marketing and for general working capital.

      As a result of Hojo's current financial condition, our independent certified public accountants have pointed out that we have an accumulated deficit and negative working capital and that our ability to continue as a going concern is dependent upon obtaining additional capital and financing for our planned operations. Our independent certified public accountants' report on the financial statements includes an explanatory paragraph stating that Hojo's existence is dependent upon its ability to obtain additional capital, among other things, which raises substantial doubt about our ability to continue as a going concern.

   If we are successful in selling at least 1,000,000 of the shares offered, the $50,000 of proceeds generated will be sufficient to maintain our operations for at least 12 months after completion of the offering. If independent contractors accept stock for their services then we might be able to reduce our cash requirements. As many as half of the 12,500,000 shares offered may be issued for services. If we are unable to raise these funds we will not remain as a viable going concern and investors may lose their entire investment.

      As a result of our limited operating history, we have limited meaningful historical financial data upon which to base planned operating expenses. Accordingly, our anticipated expense levels in the future are based in part on our expectations as to future revenue. We expect that these expense levels will become, to a large extent, fixed. Revenues and operating results generally will depend on the volume of, timing of and ability to complete transactions, which are difficult to forecast. In addition, there can be no assurance that we will be able to accurately predict our net revenue, particularly in light of the intense competition for Internet professional services, our limited operating history and the uncertainty as to the broad acceptance of the web and Internet. We may be unable to adjust spending in a timely manner to compensate for any unexpected revenue shortfall or other unanticipated changes in our industry. Any failure by us to accurately make such predictions would have a material adverse effect on our business, results of operations and financial condition

Material Agreements

        To date, we have not entered into any arrangements with independent agents to provide technology development, sales or marketing.

    In August 1999, we entered into a two-year employment agreement with Holli Blechner, our president. Ms. Blechner will be compensated at the rate of $24,000 per year. However, no compensation shall be paid until we raise gross investment proceeds exceeding $200,000.

    In August 1999, we entered into an agreement with Joel Arberman, a close friend of our president, for a $12,500 line of credit. Advances under the verbal agreement earn interest at a fixed rate of 6%, are unsecured, can be converted, at our sole discretion, into one common share for each $0.05 loaned and have no specific repayment terns.

                         YEAR 2000 READINESS DISCLOSURE

      We are not currently aware of any Year 2000 compliance problems relating to our software or systems that would have a material adverse effect on our business, results of operations and financial condition, without taking into account our efforts to avoid or fix any problems. There can be no assurance that third-party software, hardware, or services incorporated into our systems will not need to be revised or replaced, which could be time consuming and expensive. Our failure to fix our software or to fix or replace third-party software, hardware or services on a timely basis could result in lost revenues, increased operating costs and other business interruptions, any of which could have a material adverse effect on our business, results of operations and financial condition. Moreover, failure to adequately address Year 2000 compliance issues in our software and systems could result in claims of mismanagement, misrepresentation or breach of contract and related litigation, which could be costly and time-consuming to defend. In addition, there can be no assurance that governmental agencies, utility companies, internet access companies, third-party service providers and others outside our control will be Year 2000 compliant. The failure by those entities to be Year 2000 compliant could result in a systematic failure beyond our control, including prolonged internet, telecommunications or electrical failure. That type of failure could prevent us from delivering our services, decrease the use of the internet or prevent users from accessing our websites any of which would have a material adverse effect on our business, results of operations and financial condition.

                      WHERE YOU CAN FIND MORE INFORMATION?

    We have not been subject to the reporting requirements of the Securities Exchange Act of 1934, prior to completion of this offering. We have filed with the SEC a registration statement on Form SB-2 to register the offer and sale of the shares. This prospectus is part of that registration statement, and, as permitted by the SEC's rules, does not contain all of the information in the registration statement. For further information with respect to us and the shares offered under this prospectus, you may refer to the registration statement and to the exhibits and schedules filed as a part of the registration statement. You can review the registration statement and our exhibits and schedules at the public reference facility maintained by the SEC at Judiciary Plaza, Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the regional offices of the SEC at 7 World Trade Center, Suite 1300, New York, New York 10048 and Citicorp Center, Suite 1400, 500 West Madison Street, Chicago, Illinois 60661. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. The registration statement is also available electronically on the world wide web at http://www.sec.gov.

   You can also call or write us at any time with any questions you may have. We would be pleased to speak with you about any aspect of this offering.

                              FINANCIAL STATEMENTS





                               Hojo Holdings, Inc.
                        (A Development Stage Enterprise)


            Financial Statements as of and for the period January 5, 1999
                     (date of incorporation) to August 31, 1999
                                       and
                          Independent Auditors' Report

                               Hojo Holdings, Inc.
                        (A Development Stage Enterprise)


TABLE OF CONTENTS






Independent Auditors' Report                  F-2

Financial Statements as of and for the period January 5, 1999 (date of incorporation) to August 31, 1999:

   Balance Sheet                              F-3

   Statement of Operations                    F-4

   Statement of Stockholders' Deficit         F-5

   Statement of Cash Flows                    F-6

   Notes to Financial Statements              F-7


















F-1

[Letterhead Beard, Nertney, Kingery, Crouse & Hohl, P.A.]

INDEPENDENT AUDITORS' REPORT


To the Board of Directors of Hojo Holdings, Inc.:

We have audited the accompanying balance sheet of Hojo Holdings, Inc. (the "Company"), a development stage enterprise, as of August 31, 1999, and the related statements of operations, stockholders' deficit and cash flows for the period January 5, 1999 (date of incorporation) to August 31,1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining on a test basis, evidence supporting the amounts and the disclosures in the financial statements. An audit also includes assessing the accounting principles used and the significant estimates made by management, as well as the overall financial statement presentation. We believe our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of August 31, 1999, and the results of its operations and its cash flows for the period January 5, 1999 (date of incorporation) to August 31, 1999 in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Notes A and B to the financial statements, the Company is in the development stage and will require a significant amount of capital to commence its planned principal operations and proceed with its business plan. As of the date of these financial statements, no significant capital has been raised, so there is no assurance that the Company will be successful in its efforts to raise the necessary capital to commence its planned principal operations and/or implement its business plan. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to this matter are described in Note B. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.



Beard, Nertney, Kingery, Crouse & Hohl, P.A.

September 9, 1999
Tampa, FL

F-2

                              Hojo Holdings, Inc..
                        (A Development Stage Enterprise)

                       BALANCE SHEET AS OF AUGUST 31, 1999



ASSETS

   Cash and cash equivalents                                    $  20
                                                                =====




LIABILITIES AND STOCKHOLDERS' DEFICIT

LIABILITIES - Line of Credit                                 $   284
                                                             -------


STOCKHOLDERS' DEFICIT:

   Common stock-$.001 par value-20,000,000 shares
    authorized; 2,500,000 shares issued and
    outstanding                                               2,500
   Deficit accumulated during the development stage          (2,764)
                                                             -------
      Total stockholders' deficit                              (264)
                                                             -------

TOTAL                                                         $  20
                                                             ======















See notes to financial statements


F-3

                               Hojo Holdings, Inc.
                        (A Development Stage Enterprise)
                             STATEMENT OF OPERATIONS
          for the period January 5, 1999 (date of incorporation)
                               to August 31, 1999



EXPENSES:
   Professional fees                    $    2,200
   Organization costs                         564
                                              ---



NET LOSS                                $    2,764
                                        ==========


NET LOSS PER SHARE:
   Basic                                $     0.00
                                         ==========

Weighted average number of shares - basic    2,500,000
















See notes to financial statements



F-4

                               Hojo Holdings, Inc.
                        (A Development Stage Enterprise)

                       STATEMENT OF STOCKHOLDERS' DEFICIT
             for the period January 5, 1999 (date of incorporation)
                               to August 31, 1999



                                                      Deficit
                                                    Accumulated
                                                     During the
                               Common Stock          Development
                             Shares  Par Value          Stage    Total

Balances, January 5,1999
 (date of incorporation)          0 $       0          $   0      $ 0



Issuance of common stock   2,500,000    2,500                   2,500


Net loss for the
 period, January 5, 1999
 (date of incorporation)
 to August 31, 1999                                    (2,764) (2,764)
                                                       ------- -------
Balances, August 31,1999   2,500,000 $  2,500    $     (2,764) $ (264)
                           ========= ========     ============ ========











See notes to financial statements



F-5

                               Hojo Holdings, Inc.
                        (A Development Stage Enterprise)


                             STATEMENT OF CASH FLOWS
             for the period January 5, 1999 (date of incorporation)
                               to August 31, 1999





CASH USED IN OPERATING ACTIVITIES - Net loss                   $ (2,764)
                                                               ----------

CASH FLOWS FROM  FINANCING  ACTIVITIES
Increase in line of credit                                          284
Proceeds from the issuance of common stock                        2,500
                                                               --------
NET CASH PROVIDED BY FINANCING ACTIVITIES                         2,784

NET INCREASE IN CASH AND CASH EQUIVALENTS                            20

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD


CASH AND CASH EQUIVALENTS, END OF PERIOD                         $   20
                                                               ========



    Interest paid                                               $    0
                                                               ========

    Taxes paid                                                  $    0
                                                               ========










See notes to financial statements



F-6

                               Hojo Holdings, Inc.
                        (A Development Stage Enterprise)


NOTES TO FINANCIAL STATEMENTS





NOTE A - FORMATION AND OPERATIONS OF THE COMPANY

Hojo Holdings, Inc. (the "Company") was incorporated under the laws of the state of Delaware on January 5, 1999. The Company, which is considered to be in the development stage as defined in Financial Accounting Standards Board Statement No. 7, is a web site development firm that intends to build a network of independent web site developers for projects it secures from clients. The planned principal operations of the Company have not commenced, therefore accounting policies and procedures have not yet been established.


The preparation of financial statements in accordance with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the reporting period. Actual results could differ from those estimates.


NOTE B - GOING CONCERN

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company will require a significant amount of capital to commence its planned principal operations and proceed with its business plan. Accordingly, the Company's ability to continue as a going concern is dependent upon its ability to secure an adequate amount of capital to finance its planned principal operations and/or implement its business plan. The Company's plans include a public offering of its common stock (see Note F), however there is no assurance that they will be successful in their efforts to raise capital. This factor, among others, may indicate that the Company will be unable to continue as a going concern for a reasonable period of time.

The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.




F-7

NOTE C - RELATED PARTY TRANSACTION

On August 30, 1999, the Company executed a two year employment contract with its president, which requires annual compensation of approximately $24,000 plus certain bonuses and fringe benefits (as defined in the agreement). The agreement shall become effective upon the earlier of the date mutually agreed to in writing by both parties or two weeks following the date on which the Company receives more than $200,000 of gross investment capital.

During the period January 5, 1999 (date of incorporation) to August 31, 199, the Company's president provided various equipment, services and a portion of her home for office space for no consideration. The value of this equipment, services and office space are considered to be insignificant and as such no expense has been recorded.

NOTE D - LINE OF CREDIT

The Line of Credit arises from advances under a line of credit arrangement with the Company, whereby an individual has agreed to loan the Company up to $12,500 to fund cash flow needs. Advances under the arrangement, accrue interest at a fixed rate of 6%, are unsecured, may be converted, at our sole discretion, into common shares at the rate of one common share for each $0.05 loaned, and have no specified repayment terms. At August 31, 1999, the Company had borrowed $2,784 under this arrangement of which $284 remained outstanding as of such date.

NOTE E - INCOME TAXES

The Company has recognized losses for both financial and tax reporting purposes and has a net operating loss carryforward of approximately $2,700 as of August 31, 1999. Because the Company would establish a valuation allowance for any deferred income tax asset, no deferred taxes have been provided for in the accompanying financial statements.

NOTE F - LOSS PER SHARE
The Company computes net loss per share in accordance with SFAS No. 128 "Earnings per Share" ("SFAS No. 128") and SEC Staff Accounting Bulletin No. 98 ("SAB 98"). Under the provisions of SFAS No. 128 and SAB 98, basic net loss per share is computed by dividing the net loss available to common stockholders for the period by the weighted average number of common shares outstanding during the period. Diluted net loss per share is computed by dividing the net loss for the period by the number of common and common equivalent shares outstanding during the period. As of August 31, 1999 there were no common equivalent shares outstanding, as such, the diluted net loss per share calculation is the same as the basic net loss per share.

   Net loss available to common stockholders    $   2,764
                                                =========

   Denominator for basic calculation            2,500,000

   Net loss per share - basic                    $  0.00
                                                =========


F-8

NOTE G - PROPOSED COMMON STOCK OFFERING

During the third calendar quarter of 1999, the Company intends to file a registration statement for the sale of up to 12,500,000 shares of the Company's common stock at $0.05 per share. The existing shareholders do not intend to offer any shares for sale. The offering is on a best-efforts, no minimum basis. As such, there will be no escrow of any of the proceeds of the offering and the Company will have the immediate use of such funds to finance its operations.

*       , 1999

                               Hojo HOLDINGS, INC.

                        12,500,000 Shares of Common Stock






                                   PROSPECTUS


We have not authorized any dealer, salesperson, or other person to give you written information other than this prospectus or to make representations as to matters not stated in this prospectus. You must not rely on unauthorized information. This prospectus is not an offer to sell these securities or our solicitation of your offer to buy the securities in any jurisdiction where that would not be permitted or legal. Neither the delivery of this prospectus nor any sales made hereunder after the date of this prospectus shall create an implication that the information contained herein or the affairs of the company have not changed since the date hereof.

Until ______________, 1999 (90 days after the date of this prospectus) all dealers effecting transactions in the registered securities, whether or not participating in this distribution, may be required to deliver a prospectus. This is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.


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Part II - INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24. Indemnification of directors and officers.

The  information   required  by  this  Item  is  incorporated  by  reference  to
"indemnification" in the prospectus herein.

Item 25. Other Expenses of Issuance and Distribution.
SEC Registration Fee                                    $173.75
Blue Sky Fees and Expenses                             6,000
Legal Fees and Expenses                               10,000
Printing and Engraving Expenses                        2,000
Accountants' Fees and Expenses                        10,000
Miscellaneous                                          1,826.25
   Total                                             $30,000

The expenses, except for the SEC fees, are estimated.

Item 26. Recent sales of unregistered securities.

  The following sets forth information relating to all previous sales of common stock by the Registrant which sales were not registered under the Securities Act of 1933.

On January 6, 1999, we issued 900,000 shares of common stock to Holli Blechner, president and CEO at a price of $0.001 per share, for aggregate consideration of $900. This purchase and sale were exempt from registration under the Securities Act of 1933, (the "Securities Act"), according to Section 4(2) on the basis that the transaction did not involve a public offering.

On January 6, 1999, we sold 1,600,000 shares of common stock to 49 investors, each of whom subscribed to purchase the shares, at a price of $0.001 per share, for aggregate consideration of $1,600. No sales commissions were paid in connection with the offering. These sales were exempt from registration under the Securities Act of 1933, (the "Securities Act"), according to Section 4(2) on the basis that the transaction did not involve a public offering.

All individuals that purchased shares of stock had the opportunity to ask questions and receive answers from our officer and director. In addition, they had access to review all of our corporate records and material contracts and agreements.




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



January 6, 1999
Holli Blechner          sophisticated

January 6, 1999
    Alfred Arberman sophisticated Rachelle Arberman sophisticated Anil Goel sophisticated Brad Jones sophisticated Roger Mclelland sophisticated Shanti Mclelland sophisticated Brad Rotter accredited Robert Enslein accredited Paul Milelli sophisticated Tumer Bahcheli accredited Ellis Reemer accredited Bryan Eggers sophisticated Steve Palmer sophisticated Kevin Lewis accredited Raj Vadavia sophisticated Bob Vukovitch accredited Jonathan Lewis sophisticated Mark Freeman accredited Michael Levy accredited Glenn Bierman accredited Bella and Mauricio Nemes sophisticated Simon and Sarah Blechner sophisticated Sefany Jones sophisticated Hillary Braderman sophisticated Larry Stessel accredited Isabel Arberman sophisticated Joshua and Renee Bialek sophisticated Fred Sager accredited Cliff Berger accredited Morty Dugatz accredited Kerry Kassover accredited Ron Kassover sophisticated George Chajes sophisticated Harvey Jacobson accredited Jeremy and Karen Blumenfeld sophisticated Lisa Appel sophisticated Lawrence Frankel sophisticated Debbie Galla sophisticated Bob Herbst sophisticated



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



    Adam Hutt                 sophisticated
    Lisa Kahn                 sophisticated
    Burt Miller               sophisticated
    Joseph Popolow            accredited
    David Smith               sophisticated
    Ilan Weinberg             sophisticated
    Elain Calmon              sophisticated
    Herbert and June Appel    sophisticated
    Mark Defelice             sophisticated
    Thomas Caton              sophisticated

Item 27. Exhibits.

The exhibits marked with an "*" have already been filed. The remaining exhibits are filed with this Registration Statement:

Number     Exhibit Name
1.1  Subscription Agreement
*3.1  Articles of Incorporation
*3.2  By-Laws
5.0  Opinion Regarding Legality
10.1 Employment Agreement with Holli Blechner.
23.1 Consent of Expert
24.1 Consent of Counsel

All other Exhibits called for by Rule 601 of Regulation S-B are not applicable to this filing. Information pertaining to our common stock is contained in our Articles of Incorporation and By-Laws.

Item 28. Undertakings.

The undersigned registrant undertakes:

(1) To file, during any period in which offer or sales are being made, a post-effective amendment to this registration statement:

   To include any prospectus required by section I 0(a)(3) of the Securities Act of 1933;

   Toreflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment) which, individually or in the aggregate, represent a fundamental change in the information in the registration statement;

   Toinclude any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to the information in the Registration Statement.


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



(2) That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of securities at that time shall be deemed to be the initial bona fide offering.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  Subject to the terms and conditions of Section 15(d) of the Securities Exchange Act of 1934, the undersigned Registrant undertakes to file with the Securities and Exchange Commission any supplementary and periodic information, documents, and reports as may be prescribed by any rule or regulation of the Commission heretofore or hereafter duly adopted pursuant to authority conferred to that section.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the Registrant pursuant to our certificate of incorporation or provisions of Delaware law, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission the indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. If a claim for indemnification against liabilities (other than the payment by the Registrant) of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit, or proceeding is asserted by a director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether the indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of the issue.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and has duly caused this registration statement to be signed on our behalf by the undersigned, in the City of Lido Beach, State of New York, on October 22, 1999.

(Registrant)                  Hojo Holdings, Inc.

By (signature and title)            /s/ Holli Blechner
                                   president, treasurer, and director

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

(signature)             /s/ Holli Blechner
(title)                     president,  chief executive officer,
                            secretary,  chairman of the board
(date)                        October 22, 1999

(signature)             /s/ Holli Blechner
(title)                       Chief Accounting Officer
(date)                        October 22, 1999




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




  As filed with the SEC on October 22, 1999    SEC Registration No.333-87111


                       SECURITIES AND EXCHANGE COMMISSION



                             WASHINGTON, D.C. 20549







                                    EXHIBITS

                                       TO

                             REGISTRATION STATEMENT

                                  ON FORM SB-2

                                      UNDER

                           THE SECURITIES ACT OF 1933








                               Hojo Holdings, Inc.






(Consecutively numbered pages 48 through  of this Registration Statement)




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






                                INDEX TO EXHIBITS



   SEC REFERENCE                    TITLE OF DOCUMENT LOCATION
      NUMBER


      1.1      Subscription Agreement          This Filing
                                               Page___


      3.1      Articles of Incorporation       Previous Filing


      3.2      Bylaws                          Previous Filing


       5       Consent of HOGE, EVANS,         This Filing
               HOLMES, CARTER & LEDBETTER,     Page___
               PLLC


      10.1     Employment Agreement for Holli  This Filing
               Blechner                        Page___


      23       Consent of Beard, Nertney,      This Filing
               Kingery, Crouse & Hohl, P.A.    Page









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